AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            TRANSOCEAN OFFSHORE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                      72-0464968
    (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                            ------------------------

                                                                   ERIC B. BROWN
           TRANSOCEAN OFFSHORE INC.                           TRANSOCEAN OFFSHORE INC.
              4 GREENWAY PLAZA                                    4 GREENWAY PLAZA
             HOUSTON, TEXAS 77046                               HOUSTON, TEXAS 77046
               (713) 871-7500                                      (713) 871-7500
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
  NUMBER, INCLUDING AREA CODE, OF REGISTRANT)     NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                   PROPOSED              PROPOSED
       TITLE OF EACH CLASS OF              AMOUNT TO BE        MAXIMUM OFFERING     MAXIMUM AGGREGATE         AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED        PRICE PER UNIT(1)     OFFERING PRICE(2)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)...................
-----------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.10 per
  share(4)...........................
-----------------------------------------------------------------------------------------------------------------------------
Warrants(5)..........................
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share(6)...........................
-----------------------------------------------------------------------------------------------------------------------------
    Total............................      $750,000,000              100%              $750,000,000            $227,273
=============================================================================================================================

(1) The proposed maximum initial offering price per unit will be determined from time to time by the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $750,000,000 or the equivalent thereof in foreign currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) Subject to Footnote (2), there is being registered hereunder an indeterminate principal amount of Debt Securities that may be issued from time to time by the Registrant, including Debt Securities issuable upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Warrants. If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $750,000,000.
(4) Subject to Footnote (2), there is being registered hereunder an indeterminate number of shares of Preferred Stock that may be issued from time to time by the Registrant, including Preferred Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Warrants.
(5) Subject to Footnote (2), there is being registered hereunder an indeterminate principal amount of Warrants to purchase Debt Securities or Preferred Stock that may be issued from time to time by the Registrant.
(6) Subject to Footnote (2), there is being registered hereunder an indeterminate number of shares of Common Stock that may be issued from time to time by the Registrant, including Common Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                   SUBJECT TO COMPLETION DATED APRIL 3, 1997

PROSPECTUS

                                   $750,000,000
[LOGO]                      TRANSOCEAN OFFSHORE INC.
DEBT SECURITIES          PREFERRED STOCK          WARRANTS          COMMON STOCK
                            ------------------------

     Transocean Offshore Inc. (the "Company") may offer from time to time, its
(i) unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), in one or more series, which may be either senior ("Senior Securities") or subordinated ("Subordinated
Securities") and which may be convertible into or exchangeable for shares of common stock, par value $0.01 per share (the "Common Stock"), shares of preferred stock, par value $0.10 per share (the "Preferred Stock") or other
Debt Securities; (ii) Preferred Stock, in one or more series, which may be convertible into or exchangeable for Common Stock, Preferred Stock or Debt Securities; (iii) warrants to purchase Debt Securities or Preferred Stock (the "Warrants"); and (iv) Common Stock. The Debt Securities, Preferred Stock,
Common Stock and Warrants are collectively referred to herein as the "Securities."

     The aggregate initial offering price of the Securities to be offered by the Company hereby will not exceed $750,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of offering thereof. As used herein, the Debt Securities includes securities denominated in United States dollars or, at the option of the Company if so specified in an accompanying Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form.

     The terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or payment of additional amounts or any sinking fund provisions, terms of subordination of Subordinated Securities, any provisions with respect to conversion or exchange, the initial offering price and other specific terms;
(ii) in the case of Preferred Stock, the specific designation, any dividend, liquidation, redemption, sinking fund, voting or other rights, time of payment of dividends, any provision for conversion or exchange, the initial offering price and other specific terms; and (iii) in the case of Warrants, the duration, initial offering price, exercise price and detachability thereof. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

     The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

     The Common Stock is listed on the New York Stock Exchange under the symbol "RIG." Any Common Stock offered will be listed, subject to notice of issuance, on such exchange. The Common Stock is also listed on the Oslo Stock Exchange.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            The date of this Prospectus is                   , 1997.

     NO DEALERS, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information ......................................................   3
Incorporation of Certain Documents by Reference ............................   3
The Company ................................................................   4
Use of Proceeds ............................................................   4
Ratio of Earnings to Fixed Charges .........................................   4
Description of Debt Securities .............................................   4
Description of Capital Stock ...............................................  11
Description of Warrants ....................................................  12
Certain Anti-Takeover Provisions ...........................................  13
Plan of Distribution .......................................................  15
Legal Matters ..............................................................  16
Experts ....................................................................  16

                            ------------------------

     IN CONNECTION WITH AN OFFERING THROUGH UNDERWRITERS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY EXCHANGES ON WHICH THE SECURITIES ARE LISTED, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Common Stock is listed on the New York Stock Exchange and the Oslo Stock Exchange.

     This Prospectus, which constitutes part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as provided in the preceding paragraph, for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-16961), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

          (i)   Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii)  Current Report on Form 8-K filed April 3, 1997; and

          (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 12, 1993, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description.

     The consolidated financial statements of Transocean ASA, a Norwegian joint stock company, as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing on pages F-29 through F-70, inclusive, of the Company's registration statement on Form S-4 (Reg. No. 333-09105) are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

     All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby (by the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that have been incorporated herein by reference (not including exhibits to the documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the documents this Prospectus incorporates). Requests should be directed to Eric B. Brown, Secretary, Transocean Offshore Inc., 4 Greenway Plaza, Houston, Texas 77046 (telephone number: (713) 871-7500).

                                  THE COMPANY

     Transocean Offshore Inc. (together with its subsidiaries, unless the context requires otherwise, the "Company") is a leading international provider of deep-water and harsh environment contract drilling services for oil and gas wells. The Company currently has ownership interests in or operates 30 mobile offshore drilling rigs, consisting of seven fourth generation semisubmersibles, fourteen other semisubmersibles, three drillships and six jackup rigs. In addition, the Company has contracted with a Spanish shipyard for construction of a new state-of-the-art dynamically positioned drillship. The Company provides these drilling rigs, related equipment and work crews to its customers on a dayrate or turnkey basis to drill wells at offshore locations for which these customers hold drilling rights. The Company also provides its customers other related services, including well engineering and planning, and through its Transocean ASA subsidiary, performs platform drilling, well intervention and engineering and construction services. Transocean Offshore Inc. is a Delaware corporation with its principal executive office located at 4 Greenway Plaza, Houston, Texas 77046. Its telephone number at that address is (713) 871-7500.

                                USE OF PROCEEDS

     Except as otherwise described in any Prospectus Supplement or any Pricing Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                      YEARS ENDED DECEMBER 31,
                                                    ----------------------------
                                                    1996  1995  1994  1993  1992
                                                    ----  ----  ----  ----  ----
Ratio of Earnings to Fixed Charges ...............  10.9  24.4   8.3   5.4   1.0

     The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes and cumulative effect of accounting change plus fixed charges less capitalized interest and undistributed equity in earnings (losses) of joint ventures) by fixed charges (interest expense plus capitalized interest and the portion of rental expense that represents the interest factor).

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered
Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee"). The statements under this caption relating to the Debt Securities and the Indenture are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indenture. Wherever such terms are used herein or particular provisions of the Indenture are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. The italicized parenthetical references below refer to the section numbers in the Indenture, unless otherwise indicated.

GENERAL

     The Debt Securities will be general unsecured obligations of the Company and may be either Senior Securities or Subordinated Securities. The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provides that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Indenture does not limit the amount of other unsecured indebtedness or securities that may be issued by the Company.

     Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford Holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company.

     Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities, which will be issued in registered form: (i) the title and aggregate principal amount of the Offered Debt Securities; (ii) the date or dates on which the Offered Debt Securities will mature; (iii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest or the method of determining such rate or rates; (iv) the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable;
(v) whether the offered Debt Securities will be Senior Securities or Subordinated Securities; (vi) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (vii) the terms for conversion or exchange, if any, of the Offered Debt Securities;
(viii) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (ix) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Offered Debt Securities will be denominated and in which the principal of, and premium and interest, if any, on, such Offered Debt Securities will be payable; (x) whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such Offered Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Offered Debt Securities are denominated; and (xi) any other specific terms of the Offered Debt Securities. Reference is also made to the Prospectus Supplement for information with respect to any additional covenants that may be included in the terms of the Offered Debt Securities. (SECTION 301)

     No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (SECTION 305)

     To the extent the Company conducts its operations through Subsidiaries, the Holders of Debt Securities will have a junior position to any creditors of the Company's Subsidiaries.

     Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate that at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

     If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on, any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

SENIOR AND SUBORDINATED SECURITIES

     The Senior Securities will be direct, unsecured obligations of the Company, ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company. To the extent provided in the Prospectus Supplement relating thereto, the Company may be required to secure Senior Securities equally and ratably with other indebtedness with respect to which the Company elects or is required to provide security. The Subordinated Securities will be unsecured and will be subordinated and junior to all "Senior Indebtedness" (which for this purpose includes any Senior Securities) to the extent set forth in the applicable supplemental Indenture and the Prospectus Supplement relating to such series.

     The Subordinated Securities will be direct, unsecured obligations of the Company. The obligations of the Company pursuant to the Subordinated Securities will be subordinate in right of payment to the extent set forth in the Indenture and the applicable supplemental Indenture to all Senior Indebtedness (including all Senior Securities) (in each case as defined in the applicable supplemental Indenture). Except to the extent otherwise set forth in a Prospectus Supplement, the Indenture does not contain any restriction on the amount of Senior Indebtedness which the Company may incur.

     The terms of the subordination of a series of Subordinated Securities, together with the definition of Senior Indebtedness related thereto, will be as set forth in the applicable supplemental Indenture and the Prospectus Supplement relating to such series.

     The Subordinated Securities will not be subordinated to indebtedness of the Company that is not Senior Indebtedness, and the creditors of the Company who do not hold Senior Indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or insolvency of the Company before or after maturity of the Subordinated Securities, such other creditors would rank pari passu with holders of the Subordinated Securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.

EVENTS OF DEFAULT

     Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under the Indenture with respect to the Debt Securities of such series issued under such Indenture: (a) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due;
(b) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series, continued for 30 days; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture for the benefit of a series of Debt Securities other than such series), continued for 90 days after written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default as may be specified with respect to Debt Securities of such series. (SECTION 501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of such series (in the case of an Event of Default described in clause (a), (b), (c) or (f) above) or at least 25% in principal amount of all outstanding Debt Securities under the Indenture (in the case of other Events of Default) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the Indenture, as the case may be) to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the Holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. (SECTION
502) Depending on the terms of other indebtedness of the Company outstanding from time to time, an Event of Default under the Indenture may give rise to cross defaults on such other indebtedness of the Company.

     The Indenture provides that, within 90 days after the occurrence of a default in respect of any series of Debt Securities, the Trustee will give to the Holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series; and PROVIDED, FURTHER, that such notice shall not be given until at least 30 days after the occurrence of a default in the performance or breach of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such Series. (SECTION 602).

     The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the Indenture). (SECTION 512) The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (SECTION 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (SECTION 603)

     The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the Indenture) may on behalf of the Holders of all Debt Securities of such series (or of all outstanding Debt Securities under the Indenture) waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security or in respect of a provision that under the applicable Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. (SECTION 513) The Holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the Holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indenture. (SECTION 1006)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance. (SECTION 1005)

MODIFICATION

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities under the Indenture affected thereby; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or interest on, any Debt Security, (c) change the place or currency, currencies, or currency unit or units of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (SECTION 902)

     The Indenture provides that the Company and the Trustee may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the Indenture, provided that such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the Holders of the Debt Securities in any material respect.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of any Holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person, provided that (i) the Person formed by such consolidation or into which the Company is merged or that acquires or leases the assets of the Company substantially as an entirety is a Person that assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, and (iii) certain other conditions are met. Upon compliance with these provisions by a successor Person, the Company will (except in the case of a lease) be relieved of its obligations under the Indenture and the Debt Securities. (ARTICLE EIGHT)

DISCHARGE AND DEFEASANCE

     The Company may terminate its obligations under the Indenture, other than its obligation to pay the principal of (and premium, if any) and interest on the Debt Securities of any series and certain other obligations, provided that it
(i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date and (ii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series. (SECTION 401)

     The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (i) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above, (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and
(iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series, the obligations of the Company under the Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged, and the Holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (SECTIONS 403 AND 404).

     "U.S. Government Obligations" is defined in the Indenture as direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof. (SECTION 101)

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt Securities are issuable in definitive form as Registered Debt Securities. (SECTION 301) Reference is made to the Prospectus Supplement for the terms relating to the form, exchange, registration and transfer of Debt Securities issuable in temporary or permanent global forms.

     Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

     Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (SECTION 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (SECTION 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Registered Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or
(ii) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part. (SECTION 305)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the Person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest. (SECTION 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in New York, New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities issuable solely as Registered Debt Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. (SECTION 1002)

     All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security that remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (SECTION 1003)

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued, in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the applicable Prospectus Supplement. Global Debt Securities may be issued in either temporary or permanent form. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement. (SECTION 204)

MEETINGS

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (SECTION 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "Notices" below.
(SECTION 1302) Except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (SECTION 1304)

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (SECTION 113)

NOTICES

     Notices to Holders of Registered Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (SECTION
107)

THE TRUSTEE

     The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. (SECTION 613) The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign. (SECTION 608)

     The Trustee may from time to time serve as a depositary of funds of, make loans to and perform other services for the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The summary of the terms of the capital stock of the Company set forth below does not purport to be complete, and for additional information, reference is made to the Company's Restated Certificate of Incorporation ("Charter") and By-laws, which are filed as exhibits to the Company's Annual Report on Form 10-K. The total number of shares of all classes of capital stock that the Company has authority to issue is 200,000,000 shares, of which 150,000,000 are shares of Common Stock and 50,000,000 are shares of Preferred Stock. As of February 28, 1997, 51,351,548 shares of Common Stock had been issued, of which 50,638,548 were outstanding. As of such date, no series of Preferred Stock had been designated or issued.

COMMON STOCK

     Subject to any preferential rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to receive dividends on such stock out of the assets or funds of the Company legally available for the payment of dividends when, as and if authorized and declared by the Board of Directors of the Company and to share ratably in the assets of the Company legally available for distribution to the stockholders of the Company in the event of its liquidation, dissolution or winding-up.

     Holders of shares of Common Stock are entitled to one vote per share on all matters voted on generally by the stockholders of the Company, including the election of directors, and except as otherwise required by law or except as provided with respect any series of Preferred Stock of the Company, the holders of such shares possess all voting power. The Charter does not provide for cumulative voting for the election of directors; therefore, the holders of a majority of the voting power of the total number of outstanding shares of Common Stock are able to elect the entire Board of Directors of the Company.

     No holder of Common Stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class or series of capital stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class or series of capital stock.

     The transfer agent and registrar for the Common Stock is SunTrust Bank, Georgia.

PREFERRED STOCK

     The Board of Directors is authorized, without action by the holders of Common Stock, to issue up to 50,000,000 shares of Preferred Stock in one or more series. Prior to issuance of shares of each series, the Board of Directors is required by the Delaware General Corporation Law (the "DGCL") and the
Company's Restated Certificate of Incorporation (the "Certificate of Incorporation:) to adopt resolutions and file a Certificate of Designations (the "Certificate of Designations") with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, or such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

     Subject to limitations prescribed by the DGCL, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock offered hereby will, upon issuance and full payment of the purchase price therefor, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Reference is made to the Prospectus Supplement relating to the series of Preferred Stock being offered for the specific terms thereof, including: (i) the title and stated value of such Preferred Stock; (ii) the number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vi) the provisions for a sinking fund, if any, for such Preferred Stock; (vii) the provisions for redemption, if applicable, of such Preferred Stock; (viii) any listing of such Preferred Stock on any securities exchange; (ix) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof) and conversion period; (x) voting rights, if any, of such Preferred Stock; (xi) a discussion of any material and/or special Federal income tax considerations applicable to such Preferred Stock; (xii) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (xiii) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution of winding up of the affairs of the Company; and (xiv) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

     The transfer agent and registrar for each series of Preferred Stock will be described in the related Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities or Preferred Stock. Warrants may be issued independently or together with any Debt Securities or shares of Preferred Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or shares of Preferred Stock. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and the Warrant Agent named in the Prospectus Supplement relating to the particular issue of Warrants (the "Warrant Agent"). The
Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreement and the Warrants.

GENERAL

     If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price; (ii) the currency, currencies or currency units for which Warrants may be purchased;
(iii) the designation, aggregate principle amount, currency, currencies or currency units and terms of the Debt Securities purchasable upon exercise of the Warrants and the price at which such Debt Securities may be purchased upon such exercise; (iv) the designation, number of shares and terms of the series of Preferred Stock purchasable upon exercise of the Warrants to purchase Preferred Stock and the price at which such shares of Preferred Stock may be purchased upon such exercise; (v) if applicable, the designation and terms of the Debt Securities or Preferred Stock with which the Warrants are issued, and the number of Warrants issued with each such Debt Security or share of Preferred Stock;
(vi) if applicable, the date on and
after which the Warrants and the related Debt Securities or shares of Preferred Stock will be separately transferable; (vii) the date on which the right to exercise the Warrants will commence and the date (the " Expiration Date") on which such right will expire; (viii) whether the Warrants will be issued in registered or bearer form; (ix) a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the Warrants; and (x) any other terms of the Warrants.

     Warrants may be exchanged for new Warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Before the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or shares of Preferred Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the Debt Securities purchasable upon such exercise or to enforce the covenants in the Indenture or to receive payments of dividends, if any, on the Preferred Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrant. Warrants may be exercised at such times as are set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities or shares of Preferred Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the Prospectus Supplement relating to the Warrants. Upon receipt of such payment and the certificate representing the Warrants to be exercised properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities or shares of Preferred Stock purchasable upon such exercise. If fewer than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of Warrants.

                        CERTAIN ANTI-TAKEOVER PROVISIONS

     The Company's Charter and By-Laws have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain tactics that may be used in proxy fights. The Board of Directors believes that, as a general rule, such takeover proposals would not be in the best interest of the Company and its stockholders.

     Set forth below is a description of such provisions in the Charter and By-Laws. The Board of Directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

     Pursuant to the Charter, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause (as defined) and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock of the Company, voting together as a single class. Vacancies on the Board of Directors may only be filled by the remaining directors and not by the stockholders.

     The Charter provides that the number of directors will be fixed by, or in the manner provided in, the Company's By-Laws. The Company's By-Laws provide that the whole Board of Directors will consist of not less than two nor more than twelve members, the exact number to be set from time to time by the Board of Directors. Accordingly, the Board of Directors, and not the stockholders, has the authority to determine the number of directors and could delay any stockholder from obtaining majority representation of the Board of Directors by enlarging the Board of Directors and filling the new vacancies with its own nominees until the next stockholder election.

     The Company's By-Laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. In general, notice must be received by the Company with respect to annual meetings not later than 90 days prior to the anniversary of the immediately preceding annual meeting and with respect to special meetings not later than 10 days after the public announcement of the meeting date and must contain certain specified information concerning the stockholder submitting the proposal.

     Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. Special meetings may only be called by a majority of the entire Board of Directors.

     The Board of Directors of the Company is authorized to issue shares of Preferred Stock in one or more series, and to fix for each such series the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or terms or conditions of redemption, as are permitted by the DGCL. The Board of Directors of the Company could authorize the issuance of shares of Preferred Stock with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of shares of Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares over the then market price of such shares. No series of Preferred Stock has been established as of the date of this Prospectus.

     Stockholders may adopt, alter, amend or repeal provisions of the Company's By-Laws only by vote of 66 2/3% or more of the combined voting power of the then outstanding voting stock of the Company. In addition, the affirmative vote of 66 2/3% of the combined voting power of the then outstanding shares of voting stock of the Company is required to amend certain provisions of the Charter, including the provisions referred to above relating to the classification of the Board of Directors, filling vacancies on the Board of Directors, removal of directors only for cause, prohibiting stockholder action by written consent, prohibiting the calling of special meetings by stockholders and approval of amendments to the Company's By-Laws.

     The Company is subject to Section 203 of the DGCL, which prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15 percent or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10 percent of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination or the transaction resulting in the person becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in and/or outside the United States:
(i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to the Securities offered thereby (the " Offered Securities") will set forth the terms of the offering of the Offered
Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are used in the sale of Offered Securities for which this Prospectus is delivered, the Company will sell such Offered Securities to dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities for which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement arising thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Securities may be sold directly by the Company to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     The Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Securities.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Eric B. Brown, Esq., Vice President and General Counsel of the Company. As of February 28, 1997, Mr. Brown owned directly or indirectly approximately 4,000 shares of Common Stock and owned directly options to purchase 11,800 shares of such stock.

                                    EXPERTS

     The consolidated financial statements of Transocean Offshore Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Transocean ASA as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated herein by reference, have been audited by Coopers & Lybrand ANS, independent accountants, as set forth in their report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.

Registration fee........................  $      227,273
Printing expenses.......................         150,000
Accounting fees and expenses............         150,000
Legal fees and expenses.................         200,000
Blue Sky fees and expenses..............          35,000
Trustee fees and expenses...............          30,000
Rating agency fees......................         300,000
Miscellaneous...........................         207,777
                                          --------------
     Total..............................  $    1,300,000
                                          ==============

------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Company's Charter provides that to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (4) for any transaction from which the director derived any improper personal benefit.

     Article Tenth of the Company's Charter provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or otherwise require representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director or officer of the Company, or, while serving as such, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, to the fullest extent permitted by the laws of the State of Delaware.

     Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     The Company has purchased directors and officers liability insurance that would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.  EXHIBITS

      EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------
          *1         --   Form of Underwriting Agreement
           4.1       --   Form of Indenture between the Company and Texas
                          Commerce Bank National Association, as trustee
         **4.2       --   Form of Debt Securities
           5         --   Opinion of Eric B. Brown, Esq.
          12         --   Statement of Computation of ratio of earnings to
                          fixed charges
          23.1       --   Consent of Ernst & Young LLP
          23.2       --   Consent of Coopers & Lybrand ANS
          23.3       --   Consent of Eric B. Brown, Esq. (included in Exhibit 5)
          24         --   Powers of Attorney
          25         --   Statement of Eligibility and Qualification under the
                          Trust Indenture Act of 1939 of Texas Commerce Bank
                          National Association, as trustee, is bound separately on Form T-1

------------

 * The Company will file any underwriting agreement relating to the Securities offered hereby as an exhibit to a current report on Form 8-K.

** The Company will file any form of Debt Securities as an exhibit to a current report on Form 8-K.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, THE STATE OF TEXAS, ON APRIL 2, 1997.

                                          TRANSOCEAN OFFSHORE INC.
                                          By: /s/ ROBERT L. LONG
                                                  ROBERT L. LONG
                                                  SENIOR VICE PRESIDENT

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 2, 1997.

        SIGNATURE                    TITLE
---------------------------      -----------------------------------------------
/s/ J. MICHAEL TALBERT           Chairman of the Board and Chief
    J. MICHAEL TALBERT           Executive Officer (Principal Executive Officer)

/s/ ROBERT L. LONG               Senior Vice President and Chief Financial
    ROBERT L. LONG               Officer (Principal Financial Officer)

/s/ BARBARA S. KOUCOUTHAKIS      Vice President and Controller
    BARBARA S. KOUCOUTHAKIS      (Principal Accounting Officer)

     *                           Director
RICHARD D. KINDER

     *                           Director
RONALD L. KUEHN, JR.

     *                           Director
ROBERT J. LANIGAN

     *                           Director
MAX L. LUKENS

     *                           Director
MARTIN B. MCNAMARA

     *                           Director
KRISTIAN SIEM

     *                           Director
FRIDTJOF LORENTZEN

     *                           Director
REIDAR LUND

     *                           Director
EINAR KLOSTER

*By
     ERIC B. BROWN
    ATTORNEY IN FACT